EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 0F THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Westwood One, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Gary J. Yusko, Chief Financial Officer of the Company, certify that to my knowledge:
1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ GARY J. YUSKO Gary J. Yusko
March 14, 2008
This statement is being furnished to the Securities and Exchange Commission as an exhibit to this Annual Report on Form 10-K.